EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215174) of International Seaways, Inc. of our report dated March 31, 2017, except with respect to the opinion on the financial statement schedule, as to which the date is March 12, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/	PricewaterhouseCoopers LLP

New York, NY
March 12, 2018